Exhibit 99.1

INVESTOR CONTACT Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com	INVESTOR CONTACT Gerald F. Sopp DNB Financial Corporation Chief Financial Officer 484.359.3138 gsopp@dnbfirst.com

MEDIA CONTACT Dana Wysinger S&T Bancorp, Inc. EVP Chief Marketing Officer 724.465.5448 dana.wysinger@stbank.com	MEDIA CONTACT Jonathan T. McGrain DNB Financial Corporation Senior Vice President/Marketing 484.359.3221 jmcgrain@dnbfirst.com

S&T Bancorp, Inc. and DNB Financial Corporation Announce Regulatory Approvals for Pending Merger

INDIANA, Pa. - September 5, 2019 - S&T Bancorp, Inc. ("S&T") (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, and DNB Financial Corporation ("DNB") (NASDAQ:DNBF), the holding company for DNB First, National Association, a community bank headquartered in Downingtown, Pennsylvania with 14 locations, jointly announced today that they have received all required bank regulatory approvals for the pending acquisition of DNB by S&T. The closing of the transaction remains subject to approval by DNB shareholders at a special meeting of DNB shareholders scheduled for September 25, 2019 and the satisfaction or waiver of other customary closing conditions.

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $7.3 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA.   Its principal subsidiary, S&T Bank, was recently named by Forbes as a 2019 World’s Best Bank and a 2018 Best-in-State Bank.  Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York.  For more information, visit www.stbancorp.com, www.stbank.com, or follow us on Facebook, Instagram, and LinkedIn.

About DNB Financial Corporation:
DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 14 locations.  Founded in 1860, DNB First, in addition to providing a broad array of consumer and business banking products, offers brokerage and insurance services through DNB Investments & Insurance and investment management services through DNB Investment Management & Trust.  DNB Financial Corporation’s shares are traded on NASDAQ’s Capital Market under the symbol: DNBF.  We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.  DNB Financial Corporation's Investor Relations site can be found at http://investors.dnbfirst.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger and the expected returns and other benefits of the proposed merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial conditions to differ materially from those expressed in or implied by such statements, and there can be no assurances that the proposed merger will close when expected or the expected returns and other benefits of the proposed merger to shareholders will be achieved. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger transaction may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required shareholder approvals or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger transaction; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in S&T Bancorp’s Form 10-K for the fiscal year ended December 31, 2018 and other documents subsequently filed by S&T Bancorp with the SEC, and in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in DNB Financial Corporation’s Form 10-K for the fiscal year ended December 31, 2018 and other documents subsequently filed by DNB Financial Corporation with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither S&T Bancorp nor DNB Financial Corporation undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION
In connection with the proposed merger, S&T Bancorp has filed with the SEC a Registration Statement on Form S-4 (File No. 333-232611) that includes a proxy statement for the shareholders of DNB Financial Corporation and a prospectus for S&T Bancorp. The Registration Statement was declared effective on August 21, 2019, and DNB Financial Corporation mailed the final proxy statement/prospectus to its shareholders on or about August 22, 2019. S&T Bancorp and DNB Financial Corporation also plan to file other documents with the SEC regarding the proposed merger. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The registration statement and the proxy statement/prospectus, as well as other filings containing information about S&T Bancorp and DNB Financial Corporation, is available, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the registration statement and the proxy statement/prospectus, as well as other filings containing information about S&T Bancorp and DNB Financial Corporation, can also be obtained, without charge, from S&T Bancorp’s website (http://www.stbancorp.com), under the heading “Investor Relations,” and on DNB Financial Corporation’s website, at http://investors.dnbfirst.com, under the heading “Investor Relations.”

Participants in the Solicitation
S&T Bancorp, DNB Financial Corporation and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding S&T Bancorp’s directors and executive officers is available in its proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2019. Information regarding DNB Financial Corporation’s directors and executive officers is available in its proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov. Other information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement/prospectus and other relevant materials filed with the SEC.

# # #

3